FOR IMMEDIATE RELEASE

NASDAQ symbol: NVAX

NOVAVAX ANNOUNCES NEW PRESIDENT, CEO and BOARD MEMBER

MALVERN, PA., August 9, 2005 – Novavax, Inc. (Nasdaq: NVAX), a specialty biopharmaceutical company, announced Dr. Rahul Singhvi has been appointed President and CEO of Novavax effective today. He has also been elected a director of the Company. Dr. Singhvi’s appointment follows the decision of Nelson M. Sims to retire immediately from his position as President, CEO and Director of Novavax.

“During the last year, Novavax has continued to make significant progress in the development of new micellar nanoparticle (MNP) based products, including non-hormone compounds. The implementation of a rigorous target selection and product development process, instituted by Dr. Singhvi, has enabled the Company to expand its pipeline to ten new products within attractive markets,” said Gary C. Evans, Chairman of the Board of Directors of Novavax. “The Board has been most impressed by Dr. Singhvi’s contributions since he joined the Company in April, 2004. Dr. Singhvi’s broad scientific experience within the pharmaceutical industry makes him an excellent choice to lead the Company into our planned new product development focus. Separately, the Board wishes Nelson Sims and his family the best and thanks him for his past contributions including the revamping of the Novavax management team.”

Dr. Rahul Singhvi, President and CEO of Novavax, Inc. commented, “I joined Novavax because of its innovative drug delivery and vaccine technologies. By coupling the strength of our proprietary technologies with our manufacturing capabilities, Novavax is in a position to advance and grow our pipeline. Our management team is excited about the opportunities that exist within this Company. Our job is to now convince the marketplace why we are so excited.”

Prior to joining Novavax in 2004, Dr. Singhvi had eleven years of extensive experience in the pharmaceutical industry, including serving as a Director within the manufacturing division of Merck & Company. Dr. Singhvi holds Master and Doctorate of Science degrees in Chemical Engineering from MIT and a Master of Business Administration from The Wharton School.

In addition to the appointment of Dr. Singhvi, the Company has appointed Mr. Raymond J. Hage Jr. as Senior Vice President and Chief Operating Officer. Most recently Mr. Hage served as Vice President of Corporate Development of Novavax.

About Novavax, Inc.
Novavax, Inc. is a specialty biopharmaceutical company focused on the research, development and commercialization of products utilizing its proprietary drug delivery and biological technologies for large and growing markets. Novavax currently markets and distributes a line of prescription pharmaceutical products, including its topical emulsion for estrogen therapy ESTRASORB®, and prenatal vitamins.

Statements made in this press release that state Novavax’s or management’s intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. Forward-looking statements include but are not limited to statements regarding usage of cash, product sales, future product development and related clinical trials and future research and development, including FDA approval. Novavax’s actual results could differ materially from those expressed in such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those expressed or implied by such forward-looking statements. Such factors include, among other things, the following: general economic and business conditions; ability to enter into future collaborations with industry partners, including an ESTRASORB® licensing agreement; competition; unexpected changes in technologies and technological advances; ability to obtain rights to technology; ability to obtain and enforce patents; ability to commercialize and manufacture products; ability to establish and maintain commercial-scale manufacturing capabilities; results of clinical studies; progress of research and development activities; business abilities and judgment of personnel; availability of qualified personnel; changes in, or failure to comply with, governmental regulations; the ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity financing or otherwise; and other factors referenced herein. Additional information is contained in Novavax’s annual report on Form 10K for the year ended December 31, 2004 and quarterly report on Form 10Q for the quarter ended March 31, 2005, incorporated herein by reference. Statements made herein should be read in conjunction with Novavax’s annual and quarterly reports filed with the SEC. Copies of these filings may be obtained by contacting Novavax at 508 Lapp Road, Malvern, PA 19355 Tel 484-913-1200 or the SEC at www.sec.gov.

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For further information:

INVESTOR RELATIONS

Dr. Rahul Singhvi, President and CEO

Rita Freedman, Manager Investor Relations

Novavax Inc.

Tel: (484) 913-1200

Email: rfreedman@novavax.com